AGREEMENT OF PURCHASE AND SALE

By and Between

SAMOYED ENERGY CORP.

as Vendor

And

STONE CANYON RESOURCES, INC.

as Purchaser

EFFECTIVE AS OF MAY 15, 2008

THIS AGREEMENT OF PURCHASE AND SALE made as of May 15, 2008 (the "Effective Date") between SAMOYED ENERGY CORP. (hereinafter called the “Vendor”) and STONE CANYON RESOURCES INC. (hereinafter called the “Purchaser”).  Each of the Vendor and the Purchaser may be referred to herein as a "Party", and collectively they may be referred to as the "Parties".

WHEREAS the Vendor holds certain producing oil and gas leases and certain oil and gas exploration leases in the Province of Alberta (the “Wilson Creek Assets”) ;

WHEREAS the Vendor wishes to sell to the Purchaser, the Wilson Creek Assets and the Purchaser has agreed to accept assignment of the Wilson Creek Assets on the terms and conditions set forth herein;

NOW THEREFORE in consideration of the premises and the mutual covenants and warranties herein contained, the Parties agree as follows:

1.0

DEFINITIONS; SCHEDULES

1.1

Definitions

 In this Agreement, including the recitals and the Schedules, the following terms shall have the respective meanings hereby assigned to them:

(a)

“Agreement” means this agreement together with the Schedules attached hereto and made a part hereof.

(b)

“Assets” means the Petroleum and Natural Gas Rights, the Tangibles and the Miscellaneous Interests, each as defined below.

(c)

 “Closing” means the exchange of Conveyance Documents at the Closing Date, as more particularly described in Clause 3.3, the delivery by the Purchaser to the Vendor of the Purchase Price, as described in Clause 2.1, and the transfer of the Assets by the Vendor to the Purchaser.

(d)

 “Closing Date” means 10:00 a.m. on May 20, 2008, or such other time and date as may be agreed to by the Parties;

(e)

“Conveyance Documents” means the documents described in Paragraphs 3.3(a)(i) and (ii), which provide for the assignment, transfer or other disposition of the Assets to the Purchaser.

(f)

“Encumbrance” means any lessor, overriding or other royalty, lien, charge, mortgage, debenture, encumbrance, production payments, profits interest or other adverse claim.

(g)

 “Lands” means the lands set forth and described in Schedule “A” and the Petroleum Substances within, upon or under those lands, subject to the limitations set forth in Schedule “A”.

(h)

 “Leases” means the leases, licenses, permits and other documents of title set forth and described in Schedule “A”, by virtue of which the holder thereof is entitled to drill for, win, take, own or remove the Petroleum Substances within, upon or under the Lands or by virtue of which the holder thereof is deemed to be entitled to a share of Petroleum Substances removed from the Lands or any lands with which the Lands are pooled or unitized and includes, if applicable, all renewals and extensions of such documents and all documents issued in substitution thereof.

(i)

“Miscellaneous Interests” means the entire interest of the Vendor in and to all property, assets and rights, other than the Petroleum and Natural Gas Rights and the Tangibles, to the extent such property, assets and rights pertain to the Petroleum and Natural Gas Rights or the Tangibles, or any rights relating thereto, including, without limitation of the generality of the foregoing, the entire interest of the Vendor in:

(i)

all contracts, agreements and documents, to the extent that they relate directly to the Petroleum and Natural Gas Rights or the Tangibles, including agreements for the sale, processing or transportation of Petroleum Substances;

(ii)

all subsisting rights to enter upon, use and occupy the surface of any of the Lands, of any lands upon which any Tangibles are located or of any lands to be crossed in order to gain access to any of the lands or the Tangibles, to the extent such rights are transferable;

(iii)

all well bores and casing located on the Lands which may be used to produce Petroleum Substances from the Lands or otherwise serve the Lands; and

(iv)

copies of geological and engineering records, files, reports and data that relate directly to the Petroleum and Natural Gas Rights, any well thereon or the Tangibles, excluding the Vendor’s interpretative data.

Unless otherwise agreed in writing by the Parties, however, the Miscellaneous Interests shall not include agreements, documents or data to the extent that: (i) they pertain to the Vendor’s proprietary technology or interpretations; (ii) they are owned or licensed by third parties with restrictions on their deliverability or disclosure by the Vendor to any assignee which is not an affiliate of the Vendor.

(j)

“Permitted Encumbrances” means:

(i)

any encumbrances, overriding royalties, net profits interests and other burdens identified in Schedule “A”;

(ii)

the terms and conditions of the Leases, including, without limitation, the requirement to pay any rentals or royalties to the grantor thereof to maintain the Leases in good standing;

(iii)

easements, rights of way, servitudes or other similar rights in land, including, without in any way limiting the generality of the foregoing, rights of way and servitudes for highways, railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light, power, telephone or cable television conduits, poles, wires or cables;

(iv)

rights of general application reserved to or vested in any governmental authority to levy taxes on Petroleum Substances produced after the Effective Date or the income or revenue therefrom and governmental restrictions on production rates from wells on the Lands;

(v)

agreements for the sale of Petroleum Substances, which are terminable on thirty (30) days’ notice or less (without an early termination penalty or other cost) or are identified in Schedule “A”;

(vi)

the Regulations and any rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any of the Assets in any manner;

(vii)

undetermined or inchoate liens incurred or created as security in favor of any person with respect to the development or operation of any of the Assets, as regards the Vendor’s share of the costs and expenses thereof; which costs and expenses are not due as of the Closing Date.

(viii)

provisions for penalties and forfeitures under agreements as a consequence of nonparticipation in operations, provided that any such penalties or forfeitures which apply to the Assets as a result of the Vendor’s failure to participate in a particular operation prior to the Effective Date shall be identified in Schedule “A”;

(ix)

liens granted in the ordinary course of business to a public utility, municipality or governmental authority with respect to operations pertaining to any of the Assets; and

(x)

registered security interests for which discharges or “no interest letters” in form and substance satisfactory to the Purchaser are provided at Closing;

(k)

“Petroleum and Natural Gas Rights” means the entire interest of the Vendor as specified in Schedule “A” in and to the Lands and, insofar as they pertain to the Lands, the Leases.

(l)

 “Petroleum Substances” means petroleum, natural gas, sulphur and every other mineral or substance, or any of them, the right to explore for which, or an interest in which, is granted pursuant to the Leases, insofar only as they pertain to the Lands.

(m)

“Purchase Price” has the meaning set forth in Clause 2.1.

(n)

“Regulations” means all statutes, laws, rules, orders and regulations in effect from time to time and made by governments or governmental boards or agencies having jurisdiction over the Assets.

(o)

“Shares” means 22,749,998 shares of common stock of the Vendor, which comprises the entirety of the Purchaser’s right, title and interest in and to any equity interest in the Vendor.

(p)

“Tangibles” means the Vendor’s entire interest in and to all tangible depreciable property located in or on the Lands and used, or intended for use, in connection with production, storage, treatment or transportation operations respecting the Lands, including, without limitation, the well equipment, if any, relating to the wells on the Lands;

(q)

“Title Defect” means:

(i)

a defect or deficiency in or affecting, or the absence of satisfactory evidence as to, the good and valid title of the Vendor to all or any of the Assets;

(ii)

the existence of any Encumbrance that is not a Permitted Encumbrance or that exceeds in magnitude the description of that particular encumbrance set forth in Schedule “A”; or

(iii)

any discrepancy (herein a “Discrepancy”) between the description of the Assets and Permitted Encumbrances set forth herein and the Vendor’s actual interest or the actual Permitted Encumbrances; other than Permitted Encumbrances, which in the Purchaser’s opinion acting reasonably is sufficiently material and adverse that it is not acceptable to the Purchaser;

1.2

Schedules

 The following Schedules are attached hereto and made part of this Agreement:

(a)

Schedule “A”, which includes a description of the Lands, the Leases and Permitted Encumbrances;

(b)

Schedule “B”, which is a General Conveyance;

(c)

Schedules “C-1” and “C-2”, which is the form of the certificate to be provided pursuant to Article 5 with respect to the truth of the relevant Party’s representations and warranties.

2.0

PURCHASE AND SALE

2.1

Agreement of Purchase and Sale

 The Purchaser shall purchase the Assets from the Vendor in exchange for (a) the Shares, (b) an assignment from the Vendor to the Purchaser of the accounts receivables on the books of the Vendor in the aggregate amount of $3,959, as reflected in Vendor’s Quarterly Report on Form 10-QSB filed with the U.S. Securities and Exchange Commission on May 15, 2008 and any continuing revenues that may have been earned up to and through the Closing Date, and (c) the assumption of any and all liabilities that may occur in the future (collectively with the Shares, the “Purchase Price”).  The Purchaser agrees to indemnify the Vendor against any claims, reclamation claims, operating costs or any other liability that may occur in regard to the Assets.

2.2

Delivery of Shares.  Purchaser agrees that, prior to the Closing, Purchaser will deliver the stock certificate representing the Shares to Vendor for cancellation upon the Closing.

3.0

CLOSING

3.1

Place of Closing

 Unless otherwise agreed in writing by the Parties, Closing shall take place at the offices of Patton Boggs LLP, Vendor's legal counsel, at 1801 California Street, Denver, Colorado  80202 on the Closing Date.

3.2

Effective Date of Transfer

 The transfer and assignment of the Assets from the Vendor to the Purchaser shall be effective as of the Closing Date.

3.3

Deliveries at Closing.

(a)

At or before the Closing, the Vendor shall deliver the following to the Purchaser:

(i)

a General Conveyance, in the form attached as Schedule “B”, which has been executed by the Vendor;

(ii)

all specific assignments, registrable transfers, novation agreements, and other instruments reasonably requested by the Purchaser and which are required to convey the Vendor’s interest in the Assets to the Purchaser, provided that such documents shall not be required to be executed by any third parties and shall not require the Vendor to assume or incur any obligation, or to provide any representation or warranty, beyond that contained in this Agreement;

(iii)

one complete copy of the Vendor’s records, land, lease, contract correspondence and other files and reports and data pertaining to the Assets, insofar as such delivery is permitted and required hereunder;

(iv)

the certificates required by Paragraphs 7.1(d); and

(v)

such other documents as may be specifically required hereunder or as may be reasonably requested by the Purchaser upon reasonable notice to the Vendor.

(b)

At Closing, the Purchaser shall deliver the following to the Vendor:

(i)

a General Conveyance, in the form attached as Schedule “B”, which has been executed by the Purchaser;

(ii)

the certificate required by Paragraph 7.2(b);

(iii)

such other documents as may be specifically required hereunder or as may be reasonably requested by the Vendor upon reasonable notice to the Purchaser.

3.4

Costs of Registration

 The Purchaser shall bear all costs incurred in registering any conveyances of title to the Assets to it and all costs of preparing and registering any further assurances required to convey the Assets to it.  The Purchaser shall register all such conveyances promptly after Closing.  Copies of all registered documents shall be provided to the Vendor.

4.0

MAINTENANCE OF BUSINESS

4.1

Material Commitments.

(a)

Prior to the Closing, the Vendor shall not, without the prior written consent of the Purchaser:

(i)

surrender or abandon any of the Assets;

(ii)

amend any agreement or enter into any new agreement respecting the Assets;

(iii)

sell, transfer or otherwise dispose of the Assets, or any of them; or

(iv)

grant a security interest or any encumbrance with respect to any of the Assets.

5.0

REPRESENTATIONS AND WARRANTIES OF PARTIES

5.1

Vendor’s Representations and Warranties

 The Vendor represents and warrants to the Purchaser that:

(a)

Standing.  The Vendor is a corporation, duly organized, valid and subsisting under the laws of its jurisdiction of incorporation, and duly registered and authorized to carry on business in the jurisdiction in which the Lands are located;

(b)

Requisite Authority.  The Vendor has the requisite capacity, power and authority (subject to obtaining any third party consents required in order to transfer the Assets) to execute this Agreement and the Conveyance Documents and to perform the obligations to which it thereby becomes subject;

(c)

No Conflict.  The execution and delivery of this Agreement and the completion of the sale of the Assets in accordance with the terms of this Agreement are not and will not be in violation or breach of, or be in conflict with:

(i)

any term or provision of the charter, by-laws or other governing documents of the Vendor;

(ii)

any agreement, instrument, permit or authority to which the Vendor is a party or by which the Vendor is bound (subject to obtaining any third party consents required in order to transfer the Assets); or

(iii)

the Regulations or any judicial order, award, judgment or decree applicable to the Vendor or the Assets;

(d)

Execution and Enforceability.  The Vendor has taken all actions necessary to authorize the execution and delivery of this Agreement, and, as of the Closing Date, the Vendor shall have taken all actions necessary to authorize and complete the sale of the Assets in accordance with the provisions of this Agreement.  This Agreement has been validly executed and delivered by the Vendor, and this Agreement and all other documents executed and delivered on behalf of the Vendor hereunder shall constitute valid and binding obligations of the Vendor enforceable in accordance with their respective terms and conditions;

(e)

No Finders’ Fees.  The Purchaser shall not have any responsibility for any obligation or liability, contingent or otherwise, for brokers’ or finders’ fees, if any, incurred by the Vendor with respect to the transactions herein;

(f)

Lawsuits and Claims.  There are no unsatisfied judgments, claims, proceedings, actions, governmental investigations or lawsuits in existence, or, to the best of the information, knowledge and belief of the Vendor, contemplated or threatened against or with respect to the Assets or the interest of the Vendor therein, and there exists no particular circumstance which the Vendor reasonably believes will give rise to such a claim, proceeding, action, governmental investigation or lawsuit;

(g)

No Additional Consent Requirements or Rights of First Refusal.  Except as set out in Schedule “A”, the disposition of the Assets from the Vendor to the Purchaser does not require the consent of any third party and is not subject to any rights of first refusal or preferential or pre-emptive purchase rights created by, through or under the Vendor, or of which the Vendor is otherwise aware;

(h)

Compliance with Leases and Agreements.  To the best of the information, knowledge and belief of the Vendor, no act or omission has occurred whereby the Vendor is, or would be, in default under the terms of the Regulations, any Lease or any agreement pertaining to the Assets;

(i)

No Default Notices.  The Vendor has not received any notice of default under the Regulations or the Leases or any notice alleging its default under any agreement pertaining to the Assets, which default has not been rectified as of the date of this Agreement.

(j)

No Production Penalties.  The Vendor is not in a penalty position with respect to production from any of the Lands as a result of non-participation in any operations with respect thereto;

(k)

Offset Drilling Obligations.  To the knowledge of the Vendor, none of the Lands is subject to any offset or other accrued drilling obligation that has not been satisfied or waived;

(l)

Area of Mutual Interest.  None of the Lands is subject to an agreement which provides for an area of mutual interest, except as specifically disclosed to the Purchaser by the Vendor;

(m)

Quiet Enjoyment.  Subject at all times to the Vendor’s other representations and warranties made pursuant to this Clause, the Permitted Encumbrances and the satisfaction of the obligations required to maintain the Leases in good standing by the applicable lessees, the Purchaser may, for the residue of the term of the Leases, take possession of and utilize the Assets for the Purchaser’s own use and benefit without any interruption by the Vendor or any other person claiming by, through or under the Vendor;

(n)

Payment of Costs, Royalties and Taxes.  All royalties and all ad valorem, property, production, severance and similar taxes and assessments based on, or measured by, the Vendor’s ownership of the Assets, the production of Petroleum Substances from the Lands or the receipt of proceeds therefrom and operating or capital costs or expenses that are payable by the Vendor and which accrued prior to the Effective Date have been have been disclosed to the Purchaser and will be assumed by the Purchaser on the Closing Date;

(o)

Encumbrances.  Other than the Permitted Encumbrances, the Vendor has not alienated or encumbered the Assets and has not committed and is not aware of there having been committed any act or omission whereby its interest in any of the Assets could be cancelled or terminated, and the Assets are free and clear of any and all liens, mortgages, pledges, claims, options, encumbrances, overriding royalties, net profits interests and other Encumbrances created by, through or under the Vendor, or of which the Vendor is otherwise aware, other than the Permitted Encumbrances;

(p)

No Reduction.  Except as set out in Schedule “A”, the interests of the Vendor in the Assets are not subject to reduction on payout of a well or otherwise, or subject to modification in size or nature by virtue of any right or interest granted by, through or under the Vendor or of which the Vendor is otherwise aware;

(q)

Environmental Matters.  The Vendor is not aware of and has not received:

(i)

 any orders or directives under the Regulations which relate to environmental matters and which require any work, repairs, construction or capital expenditures with respect to the Assets, where such orders or directives have not been complied with in all material respects; or

(ii)

any demand or notice issued under the Regulations with respect to the breach of any environmental, health or safety law applicable to the Assets, including, without limitation, any Regulations respecting the use, storage, treatment, transportation or disposition of environmental contaminants, which demand or notice remains outstanding on the Closing Date; and the Vendor has, prior to the execution of this Agreement, made available to the Purchaser or its representatives all reports in the possession of the Vendor with respect to the environmental condition of the Assets.

(r)

Authorized Expenditures.  Any outstanding authorizations for expenditure have been disclosed by the Vendor as well as outstanding financial commitments made by Vendor respecting the Assets, pursuant to which expenditures are or may be required by the Purchaser as a result of the acquisition of the Assets and  any amounts  outstanding, all of which shall be assumed by the Purchaser.

5.2

Purchaser’s Representations and Warranties

 The Purchaser represents and warrants to the Vendor that:

(a)

Standing.  The Purchaser is a corporation, duly organized, valid and subsisting under the laws of its jurisdiction of incorporation, and duly registered and authorized to carry on business in the jurisdiction in which the Lands are located;

(b)

Requisite Authority.  The Purchaser has the requisite capacity, power and authority to execute this Agreement and the Conveyance Documents and execute and deliver the Note, and to perform the obligations to which it thereby becomes subject;

(c)

No Conflict.  The execution and delivery of this Agreement and the completion of the purchase of the Assets in accordance with the terms of this Agreement are not and will not be in violation or breach of, or be in conflict with:

(i)

 any term or provision of the charter, by-laws or other governing documents of the Purchaser; or

(ii)

the Regulations or any judicial order, award, judgment or decree applicable to it.

(d)

Execution and Enforceability.  The Purchaser has taken all actions necessary to authorize the execution and delivery of this Agreement and, as of the Closing Date, then it shall have taken all actions necessary to authorize and complete the purchase of the Assets in accordance with the provisions of this Agreement.  This Agreement has been validly executed and delivered by the Purchaser, and this

Agreement and all other documents executed and delivered on its behalf hereunder shall constitute valid and binding obligations of the Purchaser;

(e)

No Sales Commission.  The Purchaser has not incurred any obligation or liability, contingent or otherwise, for brokers’ or finders’ fees with respect to the transactions herein for which the Vendor shall have any responsibility.

(f)

The Shares.   The Shares comprise the entire equity interest which the Purchaser holds in the Vendor.  The Purchaser is transferring and assigning the Shares in their entirety to the Vendor, free and clear of any and all liens, assessments and encumbrances.

5.3

Survival of Representations and Warranties

 The representations and warranties in Clauses 5.1 and 5.2 are true as of the Effective Date and shall continue to be true on the Closing Date, and such representations and warranties shall continue in full force and effect and shall survive the Closing Date for a period of six (6) months, for the benefit of the Party for which such representations and warranties were made. However, no claim or action shall be commenced with respect to a breach of any such representation or warranty, unless, within such six (6) month period, written notice specifying such breach in reasonable detail has been provided to the Party which made such representation or warranty.  The representations and warranties in Clauses 5.1 and 5.2 are not intended to benefit any successor in title or interest or assignee of a Party, and any such successor or assignee may not rely upon or assert any claim or defense based upon such representations and warranties.

5.4

No Merger

 The representations and warranties in Clauses 5.1 and 5.2 shall be deemed to apply to all assignments, conveyances, transfers and other documents conveying any of the Assets from the Vendor to the Purchaser.  There shall not be any merger of any of such representations or warranties in such assignments, conveyances, transfers or other documents, notwithstanding any rule of law, equity or statute to the contrary, and all such rules are hereby waived.

5.5

No Additional Representations or Warranties by Vendor.

(a)

The Vendor makes no representations or warranties to the Purchaser other than those expressly enumerated in Clause 5.1.  Except and to the extent provided in Clause 5.1, the Vendor does not warrant title to the Assets or make representations or warranties with respect to:

(i)

 the quantity, quality or recoverability of Petroleum Substances respecting the Lands;

(ii)

any estimates of the value of the Assets or the revenues applicable to future production from the Lands;

(iii)

any engineering, geological or other interpretations or economic evaluations respecting the Assets;

(iv)

the rates of production of Petroleum Substances from the Lands;

(v)

the quality, condition or serviceability of the Assets;

(vi)

the suitability of the use of the Assets for any purpose, or

(vii)

its title to the Assets.

The Purchaser acknowledges that it has made its own independent investigation, analysis, evaluation, verification and inspection of the Vendor’s interests in the Assets and the state and condition thereof and that, except for the representations and warranties of the Vendor in Clause 5.1, the Purchaser has relied on such investigation, analysis, evaluation, verification and inspection as to its assessment of the condition (environmental or otherwise), quantum and value of the Assets.

(b)

Except with respect to the representations and warranties in Clause 5.1 or in the event of fraud, the Purchaser forever releases and discharges the Vendor and its directors, officers, servants, agents and employees from any claims and all liability to the Purchaser, whether in tort or contract, as a result of the use or reliance upon advice, information or materials pertaining to the Assets which was delivered or made available to the Purchaser by the Vendor or its directors, officers, servants, agents or employees prior to or pursuant to this Agreement, including, without limitation, any evaluations, projections, reports and interpretive or non-factual materials prepared by or for the Vendor, or otherwise in the Vendor’s possession.  The Purchaser shall be deemed irrefutably and conclusively to have relied upon the representations and warranties in Clause 5.1, notwithstanding any other provision of this Agreement and notwithstanding the occurrence of Closing or the receipt of any certificates at Closing, or any investigations it may have conducted prior to Closing.

6.0

TITLE REVIEW AND RIGHTS OF FIRST REFUSAL

6.1

Title Defects.

(a)

The Purchaser shall conduct its review of the Vendor’s title to the Assets with reasonable diligence.  Not later than the Closing, the Purchaser shall give the Vendor written notice of the Title Defects which the Purchaser does not waive.  Such notice shall specify such Title Defects in reasonable detail, the Assets directly affected thereby and the Purchaser’s requirements for the rectification or curing thereof.  The Vendor shall thereupon diligently make reasonable efforts to cure such Title Defects not later than the Closing Date.

(b)

Insofar as the Title Defects described in the Purchaser’s notice have not been cured to the Purchaser’s reasonable satisfaction, the Purchaser may elect, at or before the Closing Date by written notice to the Vendor, to do one of the following:

(i)

delay the Closing Date to such later date as is agreed by the Parties, so as to provide the Vendor with additional time to cure the remaining Title Defects;

(ii)

waive such uncured Title Defects and proceed with Closing; or

(iii)

terminate this Agreement, if the value of the Assets has been reduced by more than ten (10%) percent of the Purchase Price as a result the Title Defects.

Termination of this Agreement shall be the Purchaser’s sole remedy for any Title Defect referred to in Purchaser’s notice of Title Defects issued pursuant to Subclause (a).  The Purchaser agrees to accept title to the Assets upon Closing on an as-is where-is basis, subject to any title defects not asserted prior to or upon the Closing.  Any dispute with respect to the reduction in the value of the Assets as a result of the Title Defect shall be resolved by arbitration by a single arbitrator pursuant to the Arbitration Act (Alberta).  The decision of the arbitrator shall be final and binding upon the Parties, and if the decision of the arbitrator is in favor of the Vendor, Closing shall, subject to the other provisions of the Agreement, occur on the third business day after the decision of the arbitrator is rendered.

7.0

CONDITIONS FOR BENEFIT

7.1

Conditions for Benefit of Purchaser

 The obligation of the Purchaser to complete the purchase hereunder is subject to the following conditions precedent:

(a)

No Substantial Damage.  There shall have been no physical damage to any of the Assets between the Effective Date and the Closing Date which, in the Purchaser’s reasonable opinion, would materially and adversely affect the value of the Assets, except and to the extent approved in writing by the Purchaser or to the extent that such damage is covered by insurance and the insurance proceeds are assigned to the Purchaser.

(b)

Availability of Documents.  The Vendor shall have provided the Purchaser with reasonable access to the Vendor’s records and documents pertaining to the Asset pursuant to Article 6, in order to confirm the Vendor’s title to the Assets;

(c)

Material Compliance by Vendor.  The Vendor shall have performed or complied in all material respects with each of the terms, covenants and conditions of this Agreement to be performed or complied with by the Vendor at or prior to the Closing Date;

(d)

Representations Correct.  Each of the covenants, representations and warranties contained in Clause 5.1 shall be true and correct in all material respects as of the Closing Date, and the Vendor shall have delivered to the Purchaser a certificate of a senior officer of the Vendor, in the form of Schedule “C” dated as of the Closing Date, to that effect,

(e)

Delivery of Documents.  The Vendor shall have delivered to the Purchaser one copy of the documents described in paragraphs 3.3(a)(i),(ii),(iii) and (v) and shall have delivered the documents described in Paragraph 3.3(a)(iv).

(f)

Releases and Discharges.  The Vendor shall have delivered to the Purchaser releases of security or other evidence satisfactory to the Purchaser, acting reasonably, confirming that all secured creditors of the Vendor holding security interests in the Assets have discharged their security or claim no security interest in the Assets.

(g)

Regulatory Approvals.  All regulatory approvals required to be obtained, by the Purchaser in order for the Purchaser to purchase the Assets, shall have been obtained.

(h)

Environmental Audit.  The Purchaser shall have had the opportunity to conduct an environmental audit or inspection of the Assets and shall be satisfied with the results of such inspection.  Such inspection shall be concluded on or before the Closing Date.

7.2

Conditions for Benefit of Vendor

 The obligation of the Vendor to complete the sale is subject to the following conditions precedent:

(a)

Material Compliance by the Purchaser.  The Purchaser shall have performed or complied in all material respects with each of the terms, covenants and conditions of this Agreement to be performed or complied with by the Purchaser at or prior to the Closing Date;

(b)

Certificate that Representations are Correct.  The Purchaser shall have delivered to the Vendor a certificate of a senior officer of the Purchaser, in the form of Schedule “C-2” dated as of the Closing Date, to the effect that each of the covenants, representations and warranties contained in Clause 5.2 is, as of the Closing Date, true and correct in all material respects, except for those changes thereto which necessarily arise as a consequence of the operation of the provisions of this Agreement, as specifically provided herein; and

(c)

Delivery of Documents.  The Purchaser shall have executed and delivered to the Vendor one copy of the documents which are to be provided by the Purchaser pursuant to Paragraphs 3.3(b)(i), (iii) and shall have delivered the documents described in Paragraph 3.3(b)(ii).

7.3

Waiver of Conditions

 The conditions in Clauses 7.1 and 7.2 are for the sole benefit of the Purchaser and the Vendor respectively.  The Party for the benefit of which such conditions have been included may waive any of them, in whole or in part, by written notice to the other Party, without prejudice to any of the rights of the Party waiving such condition, including, without limitation, reliance on or enforcement of the representations, warranties or covenants re preserved and pertain to conditions similar to the condition so waived.  However, neither the Purchaser nor the Vendor may waive the existence and operation of any preferential right of a third party to purchase any of the Assets or, without the concurrence of the other, any required consent of a third party to the Vendor’s disposition of any of the Assets.

7.4

Failure to Satisfy Conditions

 In the event any of the conditions in Clauses 7.1 or 7.2 has not been satisfied at or before the Closing Date and such condition has not been waived by the Party for the benefit of which such condition has been included, such Party may terminate this Agreement by written notice to the other Party.  However, a Party may not terminate this Agreement in such manner after Closing.

7.5

Parties to Exercise Diligence with Respect to Conditions

 Each Party shall proceed diligently, honestly and in good faith and use all reasonable efforts with respect to all matters within its control to satisfy the conditions referred to in Clauses 7.1 and 7.2.

8.0

DEFAULT

8.1

Remedies of Injured Party

 If a Party (hereinafter referred to as “the Defaulting Party”) fails to comply with any of the terms and conditions of this Agreement such that Closing does not occur, the other Party (hereinafter referred to as “the Injured Party”) may, by notice to the Defaulting Party, elect to:

(a)

 treat this Agreement as terminated by reason of the non-fulfillment of the Defaulting Party’s obligations and, if the Injured Party so decides, pursue a claim for damages; or

(b)

continue to treat the Agreement as binding and enforceable, pending resolution of the default by agreement of the Parties or by a court of competent jurisdiction.

However, the Injured Party shall be deemed to be treating the Agreement as binding and enforceable, unless and until it specifically elects in writing to pursue the alternative in Paragraph (a) of this Clause.

9.0

LIABILITY AND INDEMNIFICATION

9.1

Responsibility of the Vendor

 Provided that Closing has occurred, the Vendor shall:

(a)

be liable to the Purchaser for all losses, costs, damages and expenses whatsoever which the Purchaser may suffer, sustain, pay or incur as a result of the breach or inaccuracy of any representation, warranty or covenant of the Vendor contained herein, except any losses, costs, damages, expenses, claims, liabilities, actions, proceedings and demands to the extent that the same are either reimbursed (or reimbursable) by insurance maintained by the Purchaser or are caused by the gross negligence or willful misconduct of the Purchaser, its directors, officers, servants, agents, employees or assigns; and

(b)

indemnify and save the Purchaser and its directors, officers, servants, agents, consultants and employees harmless from and against all losses, costs, damages, expenses, claims, liabilities, actions, proceedings and demands whatsoever which may be brought against or suffered by the Purchaser, its directors, officers, servants, agents, consultants or employees or which they may sustain, pay or incur, as a result of the breach or inaccuracy of any representation, warranty or covenant of the Vendor contained herein, except any losses, costs, damages, expenses, claims, liabilities, actions, proceedings and demands to the extent that the same are either reimbursed (or reimbursable) by insurance maintained by the Purchaser or are caused by the gross negligence or willful misconduct of the Purchaser, its directors, officers, servants, agents, employees or assigns.

Notwithstanding any provision herein, the liability of the Vendor and the indemnity hereby granted by the Vendor to the Purchaser pursuant to this Clause 9.1 shall only apply with respect to claims (i) made within six (6) months following the Closing Date, and (ii) arising from the Vendor’s ownership of the Assets.  The Purchaser agrees that it shall be solely responsible for claims arising from the Purchaser’s prior ownership of the Assets.

9.2

Responsibility of Purchaser

 Provided that Closing has occurred, the Purchaser shall assume all of the Vendor’s liabilities and obligations, under contracts to which they are made parties or which are assigned to them by virtue of documents delivered at Closing arising after the Effective Date in respect to the Assets and shall:

(a)

 be liable to the Vendor for all losses, costs, damages and expenses whatsoever which the Vendor may suffer, sustain, pay or incur as a direct result of any matter or thing arising out of, resulting from, attributable to or connected with the Assets and occurring prior to or subsequent to the Closing Date, except any losses, costs, damages, expense, claims, liabilities, actions, proceedings and demands to the extent that the same either are reimbursed (or reimbursable) by insurance maintained by the Vendor or arise as a result from or are caused by the gross negligence or willful misconduct of the Vendor, it’s directors, officers, servants, agents, employees or assigns, or the breach of inaccuracy of any of the Vendor’s representations and warranties in Clause 5.1 (and without regard to the time limit set out in Clause 5.3); and

(b)

indemnify and save the Vendor and its directors, officers, servants, agents and employees harmless from and against all claims, liabilities, actions, proceedings, demands, losses, costs, damages and expenses whatsoever which may be brought against or suffered by the Vendor, its directors, officers, servants, agents or employees or which they may sustain, pay or incur, as a direct result of any matter or thing arising out of, resulting from, attributable to or connected with the Assets and occurring prior to or subsequent to the Closing Date, except any losses, costs, damages, expense, claims, liabilities, actions, proceedings and demands to the extent that the same either are reimbursed (or reimbursable) by insurance maintained by the Vendor or arise as a result from or are caused by the gross negligence or willful misconduct of the Vendor, it’s directors, officers, servants, agents, employees or assigns, or the breach of inaccuracy of any of the Vendor’s representations and warranties in Clause 5.1 (and without regard to the time limit set out in Clause 5.3).

The responsibility prescribed by this Clause 9.2, however, does not provide either an extension of any representation or warranty contained in Clause 5.2 or an additional remedy for breach of such a representation or warranty.  Nothing contained in this Clause 9.2 shall relieve the Vendor from any liability arising as a result of a breach of any representation or warranty contained in Clause 5.1.

9.3

Assets Acquired on “As Is” Basis

 Notwithstanding the foregoing provisions of this Article, but subject to the other provisions of this Agreement, the Purchaser acknowledges that it is acquiring the Assets on an “as is” basis, as of the Closing Date.  The Purchaser acknowledges that it is familiar with the condition of the Assets, including the past and present use of the Lands and the Tangibles, that the Vendor has provided the Purchaser with a reasonable opportunity to inspect the Assets at the sole cost, risk and expense of the Purchaser (insofar as the Vendor could reasonably provide such access) and that the Purchaser is not relying upon any representation or warranty of the Vendor as to the condition, environmental or otherwise, of the Assets, except as is specifically made pursuant to Clause 6.1.  Provided that Closing has occurred, Purchaser further agrees that, as of the Closing Date, it shall:

(a)

be solely liable and responsible for any and all losses, costs, damages and expenses (in this Clause, “Losses”) which the Vendor may suffer, sustain, pay or incur as a direct result of any matter or thing arising out of, resulting from, attributable to or connected with the Assets and occurring prior to or subsequent to the Closing Date, except any losses, costs, damages, expense, claims, liabilities, actions, proceedings and demands to the extent that the same either are reimbursed (or reimbursable) by insurance maintained by the Vendor or arise as a result from or are caused by the gross negligence or willful misconduct of the Vendor, it’s directors, officers, servants, agents, employees or assigns, or the breach of inaccuracy of any of the Vendor’s representations and warranties in Clause 5.1 (and without regard to the time limit set out in Clause 5.3); and

(b)

indemnify and save the Vendor and its directors, officers, servants, agents and employees harmless from any and all claims, liabilities, actions, proceedings, demands, losses, costs, damages and expenses whatsoever (in this Clause, “Claims”) which may be brought against or suffered by the Vendor, its directors, officers, servants, agents or employees or which they may sustain, pay or incur, as a direct result of any matter or thing arising out of, resulting from, attributable to or connected with any environmental damage pertaining to or resulting from the

Assets or the operation thereof, or any of them to the extent that the Losses or Claims accrued prior to, or accrue on or after, the Closing Date (but regardless of the date on which the environmental damage occurred) including, without limitation, damage from or removal of hazardous or toxic substances, cleanup, well abandonment, decommissioning and reclamation and, as between the Vendor, on the one hand, and the Purchaser on the other hand, the Purchaser shall be solely responsible for all such Losses and Claims relating to environmental damage.  Nothing contained in this Clause shall relieve the Vendor from any liability arising as a result of a breach of any representation or warranty contained in Clause 6.1.

9.4

No Merger of Legal Responsibilities

 The liabilities and indemnities created in this Article shall be deemed to apply to, and shall not merge in, all assignments, transfers, conveyances, novations, trust agreements and other documents conveying any of the Assets from the Vendor to the Purchaser, notwithstanding the terms of such assignments, transfers, conveyances, novations and other documents, the Regulations or any rule of law or equity to the contrary, and all such rules are hereby waived.

9.5

Substitution and Subrogation

 Insofar as is possible, each Party shall have full rights of substitution and subrogation in and to all covenants, representations and warranties by others previously given or made in respect of the Assets or any of them.

9.6

Responsibility Extends to Legal Costs

 Notwithstanding any provision to the contrary contained in this Article, references to costs in the liability and indemnification obligations prescribed by Clauses 9.1, and 9.2 shall be deemed to include reasonable legal costs on a solicitor-client basis.

10.0

WAIVER

10.1

Waiver Must Be In Writing

 No waiver by any Party of any breach (whether actual or anticipated) of any of the terms, conditions, representations or warranties contained herein shall take effect or be binding upon that Party unless the waiver is expressed in writing under the authority of that Party.  Any waiver so given shall extend only to the particular breach so waived and shall not be limited or affect any rights with respect to any other or future breach.

11.0

ASSIGNMENT

11.1

Assignments Before Closing

 Neither Party may assign its interest in or under this Agreement without the prior written consent of the other Party.  No assignment, transfer or other disposition of this Agreement or all or any portion of the Assets by the Purchaser after Closing shall relieve the Purchaser from its obligations to the Vendor herein.  The Vendor shall have the option to claim payment or performance of such obligations from the Purchaser or its assignee’s or transferee’s, and to bring proceedings in the event of default against it.

12.0

NOTICE

12.1

Service of Notice

 Notwithstanding anything to the contrary contained herein, all notices required or permitted hereunder shall be in writing.  Any notice to be given hereunder shall be deemed to be served properly if served in any of the following modes:

(a)

personally, by delivering the notice to the Party on which it is to be served at that Party’s address for service.  Personally served notices shall be deemed to be received by the addressee when actually delivered as aforesaid, provided that such delivery shall be during normal business hours on any day other than a Saturday, Sunday or statutory holiday in Alberta.  If a notice is not delivered on such a day or is delivered after the addressee’s normal business hours, such notice shall be deemed to have been received by such Party at the commencement of the addressee’s first business day next following the time of the delivery; or

(b)

by telecopier (or by any other like method by which a written message may be sent) directed to the Party on which it is to be served at the Party’s address for service.  A notice so served shall be deemed to be received by the addressee when actually received by it, if received within normal business hours on any day other than a Saturday, Sunday or statutory holiday in Alberta or at the commencement of the next ensuing business day following transmission if such notice is not received during such normal business hours.

12.2

Addresses for Notices

 The address for service of notices hereunder of each of the Parties shall be as follows:

PURCHASER:

STONE CANYON RESOURCES INC.

1530 9th Ave S.E.,

Calgary, Alberta T2G 0T7

Attention:  Caroline Winsor

VENDOR:

SAMOYED ENERGY CORP.

Suite 2-136 Stonecreek Rd.,

Canmore, Alberta Canada T1W 3A5

12.3

Right to Change Address

 A Party may change its address for service by notice to the other Party, and such changed address for service thereafter shall be effective for all purposes of this Agreement.

13.0

MISCELLANEOUS PROVISIONS

13.1

References

 The references “hereunder”, “herein” and “hereof’ refer to the provisions of this Agreement, and references to Articles, Clauses, Subclauses, Paragraphs or Subparagraphs herein refer to Articles, Clauses, Subclauses, Paragraphs or Subparagraphs of this Agreement.  Any reference to time shall refer to Mountain Standard Time or Mountain Daylight Savings Time during the respective intervals in which each is in force.

13.2

Headings

 The headings of the Articles, Clauses, Schedules and any other headings, captions or indices herein are inserted for convenience of reference only and shall not be used in any way in construing or interpreting any provision hereof.

13.3

Singular/Plural

 Whenever the singular or masculine or neuter is used in this Agreement or in the Schedules, it shall be interpreted as meaning the plural or feminine or body politic or corporate, and vice versa, as the context requires.

13.4

Use of United States Funds

 All references to “dollars” or “$” herein shall refer to lawful currency of the United States.

13.5

Derivatives

 Where a term is defined herein, a capitalized derivative of such term shall have a corresponding meaning unless the context otherwise requires.

13.6

Interpretation If Closing Does Not Occur

 In the event that Closing does not occur, each provision of this Agreement which expressly or implicitly presumes that the Purchaser has acquired the Assets hereunder shall be construed as having been contingent upon Closing having occurred.

13.7

Conflicts

 If there is any conflict or inconsistency between a provision of the body of this Agreement and that of a Schedule or a Conveyance Document, the provision of the body of this Agreement shall prevail.  If any term or condition of this Agreement conflicts with a term or condition of a Lease or the Regulations, the term or condition of such Lease or the Regulations shall prevail, and this Agreement shall be deemed to be amended to the extent required to eliminate any such conflict.

13.8

Further Assurances

 At the Closing Date and thereafter as may be necessary, the Parties shall execute, acknowledge and deliver such instruments and take such other actions as may be reasonably necessary to fulfill their respective obligations under this Agreement.  The Vendor shall cooperate with the Purchaser as reasonably required to secure execution by third parties of the documents referred to in Paragraph 3.3(a)(ii)

13.9

Governing Law

 This Agreement shall be subject to and be interpreted, construed and enforced in accordance with the laws in effect in the State of Colorado.  Each Party accepts the jurisdiction of the courts of the State of Colorado and all courts of appeal therefrom.  The venue for any matter regarding this Agreement shall be located in the federal courts in Denver, Colorado.

13.10

Time

 Time shall be of the essence in this Agreement.

13.11

No Amendment Except In Writing

 Subject to Clause 13.10, this Agreement may be amended only by written instrument executed by the Vendor and the Purchaser.

13.12

Consequences of Termination

 If this Agreement is terminated in accordance with its terms prior to Closing, then the covenants, warranties, representations or other obligations breached prior to the time at which such termination occurs, the Parties shall be released from all of their obligations under this Agreement.  If this Agreement is so terminated, the Purchaser shall promptly return to the Vendor all materials delivered to the Purchaser by the Vendor hereunder, together with all copies that may have been made by or for the Purchaser.

13.13

Supersedes Earlier Agreements

 This Agreement supersedes all other agreements between the Parties with respect to the Assets and expresses the entire agreement of the Parties with respect to the transactions contained herein.

13.14

Enurement

 Subject to Section 5.3, this Agreement shall be binding upon and enure to the benefit of the Parties and their respective successors and permitted assigns.

13.15

Counterpart Execution

 This Agreement may be executed in counterpart and when each counterpart has been executed and delivered, this Agreement shall be binding on the parties.

[Execution Page Follows]

IN WITNESS WHEREOF the Parties have executed this AGREEMENT OF PURCHASE AND SALE on the date first above written.

Samoyed Energy Corp.

By: /s/ Lisa Jacobson

Name: /s/ Lisa Jacobson

Title: Secretary/Treasurer

Stone Canyon Resources Inc.

By: /s/ Caroline Winsor Meyers

Name: Caroline Winsor Meyers

Title: Authorized Signatory

SCHEDULE “A”

Attached to and made part of Agreement of Purchase and

Sale Effective as of May 15, 2008, between Samoyed Energy Corp.

and Stone Canyon Resources Inc.

Title Documents	Lands	Vendor’s Interest

Alberta Cr. P& NG Lease	Twp. 44, Rge. 4 W5M:	3.125% Working Interest
No. 0480110034	Sec. 18
Dated November 6, 1980	All P&NG rights from the
Surface to the base of the Jurassic

Alberta Cr. P&NG Lease	Twp. 44, Rge. 4 W5M:	9.50% Working Interest
No. 0494090860	E½ Sec. 19
Dated November 6, 1980	All P&NG rights from the
Surface to the base of the
Pekisko formation excluding
Natural Gas rights to the
Base of the Edmonton Group

	Twp. 44, Rge. 4 W5M:	4.75% Pooled Interest
E½ Sec. 19
All Natural Gas rights to the
Base of the Edmonton Group

Alberta Cr. P&NG Lease	Twp. 44, Rge. 4 W5M:	4.75% Pooled Interest
No. 0400070135	SW¼ Sec. 19
Dated July 13, 2000	All Natural Gas rights to the
Base of the Edmonton Group

Alberta Cr. P&NG License	Twp. 44, Rge. 4 W5M:	4.75% Pooled Interest
No. 5403070306	NW¼ Sec. 19
Dated July 10, 2003	All Natural Gas right to the
Base of the Edmonton Group

Encumbrances
Crown S/S Royalty	Royalty

Schedule A - 1

Wells

Regent et al 102 Minhik 8-18-44-4 W5M	Shut-in Gas Well	3.125%
Regent et at Minhik 9-18-44-4 W5M	Potential Gas Well	3.125%
Regent et al Minhik 8-19-44-4 W5M	Producing Gas Well	4.750%

Schedule A - 2

SCHEDULE “B”

Attached to and made part of Agreement of Purchase and Sale

effective as of May 15, 2008, between Samoyed Energy Corp.

and Stone Canyon Resources Inc.

CONVEYANCE

THIS AGREEMENT effective as of the Closing Date

BETWEEN:

SAMOYED ENERGY CORP., a body corporate having an office in the City of Calgary, in the Province of Alberta (hereinafter called the “Vendor”)

OF THE FIRST PART

- and -

STONE CANYON RESOURCES INC., a body corporate having an office in the City of Calgary, in the Province of Alberta (hereinafter called the “Purchaser”)

OF THE SECOND PART

WHEREAS the Vendor has agreed to sell and convey the Assets to the Purchaser and the Purchaser has agreed to purchase and receive the Assets from the Vendor;

NOW THEREFORE for the consideration provided in the Agreement of Purchase and Sale and in consideration of the premises hereto and the covenants and agreements hereinafter set forth and contained, the parties hereto covenant and agree as follows:

1.  DEFINITIONS.  In this Conveyance Agreement, including the premises hereto:

(a)  “Sale Agreement” means the agreement entitled “Agreement of Purchase and Sale”, effective as of the Effective Date and made between the Vendor, as vendor, and the Purchaser, as purchaser.

In addition, all undefined terms used herein shall have the meaning ascribed thereto in the Sale Agreement.

2.  EFFECTIVE TIME.  This conveyance shall be effective as of the Closing Date.

3.  CONVEYANCE.  The Vendor, pursuant to and for the consideration provided for in the Sale Agreement, the receipt and sufficiency of such consideration being hereby acknowledged by the Vendor, hereby sells, assigns, transfers, conveys and sets over

Schedule B - 1

to the Purchaser the entire right, title, estate and interest of the Vendor in and to the Assets, to have and to hold the same absolutely together with all benefit and advantage to be derived therefrom and subject to the performance and observance of all obligations and burdens associated therewith.

4.  SUBORDINATE DOCUMENT.  This Conveyance Agreement is executed and delivered by the parties hereto pursuant to and for the purposes of the provisions of the Sale Agreement and the provisions of the Sale Agreement shall prevail and govern in the event of a conflict between the provisions of the Sale Agreement and this Conveyance Agreement.

5.  ENUREMENT.  This Conveyance Agreement shall be binding upon and shall enure to the benefit of each of the parties hereto and their respective trustees, receivers, receiver-managers, successors and assigns.

6.  FURTHER ASSURANCES.  Each party hereto will, from time to time and at all times hereafter, at the request of the other party but without further consideration, do all such further acts and execute and deliver all such further documents as shall be reasonably required in order to fully perform and carry out the terms hereof.

IN WITNESS WHEREOF the parties hereto have executed this CONVEYANCE AGREEMENT as of the dates written below.

SAMOYED ENERGY CORP.

By: /s/ Lisa Jacobson

Name:  Lisa Jacobson

Title: Secretary/ Treasurer

Date: May 15, 2008

STONE CANYON RESOURCES INC.

By: /s/ Caroline Winsor Meyers

Name: Caroline Winsor Meyers

Title:  Authorized Signatory

Date: May 15, 2008

Schedule B - 2

SCHEDULE “C-1”

Attached to and made part of Agreement of Purchase and Sale

effective as of May 15, 2008, between Samoyed Energy Corp.

and Stone Canyon Resources Inc.

OFFICER’S CERTIFICATE

To: Stone Canyon Resources Inc.

The undersigned hereby certifies that:

1.  I am the authorized signatory of Samoyed Energy Corp.

2.  All of the covenants, representations and warranties contained in Clause 5.1 of the Agreement of Purchase and Sale effective as of May 15, 2008, between Samoyed Energy Corp. and Stone Canyon Resources Inc. (the “Agreement”), are true and correct in all material respects as of the date hereof, except for those changes thereto which necessarily arise as a consequence of the operation of the provisions of the Agreement as specifically provided therein.

This Certificate is given in my capacity as an officer of Samoyed Energy Corp. and I assume no personal liability for the statements contained herein.

Dated May 15, 2008

Samoyed Energy Corp.

By: /s/ Lisa Jacobson

Name: Lisa Jacobson

Title: Secretary/ Treasurer

C-1-1

SCHEDULE “C-2”

Attached to and made part of Agreement of Purchase and Sale

effective as of May 15, 2008, between Samoyed Energy Corp.

and Stone Canyon Resources Inc.

OFFICER’S CERTIFICATE

To: Samoyed Energy Corp.

The undersigned hereby certifies that:

1.  I am an authorized signatory of Stone Canyon Resources Inc.

2.  All of the covenants, representations and warranties contained in Clause 5.2 of the Agreement of Purchase and Sale effective as of May 15, 2008, between Samoyed Energy Corp. and Stone Canyon Resources Inc. (the “Agreement”), are true and correct in all material respects as of the date hereof, except for those changes thereto which necessarily arise as a consequence of the operation of the provisions of the Agreement as specifically provided therein.

This Certificate is given in my capacity as an officer of Stone Canyon Resources Inc. and I assume no personal liability for the statements contained herein.

Dated May 15, 2008

Stone Canyon Resources, Inc.

By: /s/ Caroline Winsor Meyers

Name: Caroline Winsor Meyers

Title: Authorized Signatory

C-2-1